    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 1994


                                            REGISTRATION STATEMENT NO. 033-52627

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT No. 1


                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------


                                   MESA INC.

                               MESA OPERATING CO.
           (Exact name of registrants as specified in their charters)

                       TEXAS                                           75-2394500
                     DELAWARE                                          75-2516853
          (State or other jurisdiction of                           (I.R.S. Employer
          incorporation or organization)                           Identification No.)


           2001 ROSS AVENUE, SUITE 2600                             WILLIAM D. BALLEW
                DALLAS, TEXAS 75201                                  301 SOUTH POLK
                  (214) 969-2200                                  AMARILLO, TEXAS 79101
                                                                     (806) 378-1000
         (Address, including zip code, and                 (Name, address, including zip code,
     telephone number, including area code, of            and telephone number, including area
     registrant's principal executive offices)                 code, of agent for service)


                                    Copy to:

                             ---------------------


                               STEPHEN A. MASSAD

                             BAKER & BOTTS, L.L.P.
                         ONE SHELL PLAZA, 910 LOUISIANA
                              HOUSTON, TEXAS 77002


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                                REGISTRATION FEE

- - ----------------------------------------------------------------------------------------------------------
- - ----------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF          AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED      BE REGISTERED      PER UNIT(1)    OFFERING PRICE (1)  REGISTRATION FEE
- - ----------------------------------------------------------------------------------------------------------
Debt Securities(3)................        (5)              100%              (5)             $103,448
- - ----------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share(4)...............        (2)              (2)               (2)               N/A
- - ----------------------------------------------------------------------------------------------------------
          Total...................  $300,000,000(5)        100%        $300,000,000(5)       $103,448
- - ----------------------------------------------------------------------------------------------------------
- - ----------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

(2) Not applicable pursuant to Form S-3 General Instruction II.D.


(3) Subject to note (5) below, there are being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the dollar amount of any securities previously issued hereunder.


(4) Subject to note (5) below, there are being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Debt Securities registered hereby.


(5) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION DATED OCTOBER 28, 1994


PROSPECTUS


                                  $300,000,000


                                  (MESA LOGO)

                                DEBT SECURITIES

                             ---------------------


     MESA Inc. (the "Company") and Mesa Operating Co. ("MOC" and, together with the Company, the "Issuers") may offer from time to time unsecured debt securities (the "Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series at an aggregate initial offering price not to exceed $300,000,000. The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The specific designation, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, aggregate principal amount, rate (or method of calculation) and time of payment of interest, if any, authorized denominations, maturity, ranking, any redemption terms, any listing on a securities exchange, the initial public offering price and other specific terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement.


                             ---------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                 STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                             ---------------------

     The Securities will be sold either through underwriters, dealers or agents, or directly by the Issuers. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the proposed amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

     This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.


                THE DATE OF THIS PROSPECTUS IS OCTOBER 28, 1994.

                             AVAILABLE INFORMATION

     The Issuers have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the Securities offered by this Prospectus. This Prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus as permitted by the rules and regulations of the Commission. Statements made in this Prospectus regarding the contents of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for further information regarding the contents thereof, and each such statement is qualified in its entirety by such reference. For further information regarding the Issuers and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto.

     The Registration Statement, including the exhibits and schedules thereto, are available for inspection at, and copies of such materials may be obtained at prescribed rates from, the public reference facilities maintained by the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the principal and regional offices of the Commission set forth above. Such reports, proxy statements and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which the Company's Common Stock, the 12% Subordinated Notes due August 1, 1996, issued by the Company, Mesa Operating Co. ("MOC") and Mesa Capital Corporation ("Capital") and the 13 1/2% Subordinated Notes due May 1, 1999, issued by the Company, MOC and Capital, are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Incorporated by reference in this Prospectus, and subject in each case to information contained in this Prospectus, are the following documents filed by the Company with the Commission pursuant to the Exchange Act: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994; (3) the Company's Current Reports on Form 8-K dated January 11, 1994 and January 12, 1994; and (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-10874), dated September 27, 1991.


     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such request should be directed to Investor Relations, MESA Inc., 2001 Ross Avenue, Suite 2600, Dallas, Texas 75201 (telephone (214) 969-2200).

                                  THE ISSUERS



     The Company is a holding company and conducts its operations through its subsidiaries. The Company's direct corporate subsidiaries are MOC and Mesa Holding Co. ("MHC"), and its other significant subsidiaries, owned indirectly, are Hugoton Capital Limited Partnership and Mesa Environmental Ventures Co. The Issuers maintain their principal executive offices at 2001 Ross Avenue, Suite 2600, Dallas, Texas 75201, where their telephone number is (214) 969-2200. Unless the context otherwise requires, the term "Mesa" means the Company and its subsidiaries taken as a whole and includes the Company's predecessors.



     Mesa is one of the largest independent oil and gas companies in the United States and considers itself one of the most efficient operators of domestic natural gas properties.


                                USE OF PROCEEDS

     The Issuers intend to apply the net proceeds from the sale of the Securities to retire outstanding indebtedness. The specific indebtedness to be retired will be described in a Prospectus Supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the fixed charges in excess of earnings for the Company for the indicated periods.



                                       SIX
                                     MONTHS
                                      ENDED                 YEAR ENDED DECEMBER 31,
                                     JUNE 30,  -------------------------------------------------
                                      1994       1993      1992      1991       1990      1989
                                     -------   --------   -------   -------   --------   -------
    Fixed charges in excess of
      earnings(a)................... $43,104   $106,766   $93,086   $82,582   $208,925   $49,755


- - ---------------


(a) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income (loss) after depreciation, depletion and amortization, but before fixed charges, income taxes, minority interest and the loss of an investment accounted for under the equity method. Fixed charges consist of interest expense. Earnings were not adequate to cover fixed charges in the indicated periods.

                         DESCRIPTION OF DEBT SECURITIES


     The following description sets forth certain provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities. The Securities constitute either Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities are to be issued under a Senior Indenture (the "Senior Indenture") among the Issuers and First Fidelity Bank, National Association, as trustee, to be entered into prior to the issuance of any Senior Debt Securities. The Subordinated Debt Securities are to be issued under a Subordinated Indenture (the "Subordinated Indenture") among the Issuers and First Fidelity Bank, National Association, as trustee, to be entered into prior to the issuance of any Subordinated Debt Securities. Each of the Senior Indenture and the Subordinated Indenture is referenced herein as an "Indenture" and both of such indentures are referenced herein collectively as the "Indentures." A form of each of the Indentures is filed as an exhibit to the Registration Statement.


     The terms of the Securities include those stated in the applicable Indentures and those made part of such Indentures by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Securities are subject to all such terms, and prospective purchasers are referred to the applicable Indentures and the Trust Indenture Act for a statement of those terms. The following summaries of certain provisions of each of the Indentures do not purport to be complete, and are subject to and are qualified in their entirety by reference to all of the provisions of the respective Indenture, including the definitions of certain terms used therein. Wherever particular sections or defined terms of the Indentures are referenced, it is intended that such sections or defined terms shall be incorporated herein by reference in their entirety. Unless otherwise noted, such references to particular sections or defined terms refer to such sections or defined terms in each of the Indentures. Capitalized terms used but not defined in this section captioned "Description of Securities" shall have the respective meanings given to them in the Indentures. Further terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

RANKING OF THE SECURITIES

     The Senior Debt Securities will rank pari passu with all other debt of the Issuers that is unsecured and unsubordinated. The Subordinated Debt Securities will rank junior to all Senior Debt of the Issuers that may be outstanding from time to time. The definition of the term "Senior Debt" will be set forth in a Prospectus Supplement.

GENERAL PROVISIONS APPLICABLE TO BOTH OF THE INDENTURES

     Securities consisting of unsecured debentures, notes and other evidences of indebtedness may be issued from time to time in series under each of the Indentures. (Section 2.01) The Indentures do not limit the aggregate principal amount of Securities or of any particular series of Securities that may be issued thereunder nor do they restrict transactions between the Issuers and their Affiliates, the payment of dividends by the Issuers, or the transfer of assets by the Issuers to any subsidiaries of the Company.

     Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the Securities being offered hereby:
(i) the title of such Securities; (ii) any limit on the aggregate principal amount of such Securities; (iii) the date or dates (or manner of determining the same) on which such Securities will mature; (iv) the rate or rates (or manner of determining the same) at which such Securities will bear interest, if any, and the date or dates from which such interest will accrue; (v) the dates (or manner of determining the same) on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (vi) the place or places where the principal of and premium, if any, and interest, if any, on such Securities will be payable; (vii) the obligation of the Issuers, if any, to redeem or purchase Securities pursuant to any mandatory or optional sinking fund or analogous provisions; (viii) the date, if any, after which, and the price or prices at which, such Securities are payable pursuant to any optional or mandatory redemption provisions; (ix) the denominations in which such Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (x) whether such Securities are to be issued as discounted Securities;
(xi) any "Events of Default" with respect to such Securities in addition to those described herein; (xii) whether such Securities are to be issued, in whole or in part, in the form of one or more global securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Securities;
(xiii) the identity of any trustee, authenticating agent, paying agent or registrar with respect to such Securities, if other than the Trustee under such Indenture; (xiv) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of such series may be converted into other securities of an Issuer; and (xv) any other specific terms of such Securities.

     Pursuant to each Indenture, and unless otherwise indicated in the applicable Prospectus Supplement, principal of and premium, if any, and interest, if any, on the Securities issued pursuant to such Indenture will be payable, and the transfer of such Securities will be registrable, at the office or agency of the Trustee under such Indenture in New York City, except that, at the option of the Issuers, interest may be paid by mailing a check on or before the due date to the person entitled thereto as it appears on the Security Register for such Securities. (Section 2.03) No service charge will be made to any Holder for any transfer or exchange of Securities, except that the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. (Section 2.06)

     Some or all of the Securities may be issued as discounted Securities (bearing no interest or bearing interest at a rate that at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. (Section 2.01) Federal income tax consequences and other special considerations applicable to any such discounted Securities will be described in the applicable Prospectus Supplement.

     Unless otherwise stated in the applicable Prospectus Supplement, there are no covenants or provisions contained in the Indentures that may afford Holders of Securities protection in the event of a change of control of the Company or a restructuring or other highly leveraged transactions involving the Issuers.


  Global Securities

     The Securities of a series may be issued, in whole or in part, in the form of one or more Global Securities that will be deposited with or on behalf of a depositary (a "Depositary") identified in the Prospectus Supplement relating to such series. (Sections 1.01 and 2.01)

  Book-Entry Securities

     Unless otherwise indicated in the applicable Prospectus Supplement, Securities that are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of such Securities or by the Issuers, if such Securities are offered and sold directly by the Issuers. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be shown on, and the transfer of such ownership interests within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security in registered form, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture governing such Securities. Except as set forth below, owners of beneficial interests in such Global Securities will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Payment of principal of and premium, if any, and interest, if any, on Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or holder of the Global Security representing such Securities. None of the Issuers or the Trustee, the Paying Agent or the Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuers expect that the Depositary for Securities of a particular series, upon receipt of any payment of principal of and premium, if any, and interest, if any, on a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Issuers also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. However, the Issuers have no control over the practices of the Depositary or the participants and there can be no assurance that these practices will not be changed.

     A Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. If a Depositary for Securities of a particular series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Issuers within 90 days, the Issuers will issue Securities in definitive registered form in exchange for the Global Security or Securities representing such Securities. In addition, the Issuers may at any time and in their sole discretion determine not to have any Securities represented by one or more Global Securities and, in such event, will issue Securities in definitive form in exchange for the Global Securities representing such Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name. (Section 2.10)

  Restrictions on Mergers, Consolidations and Transfers of Assets


     Each of the Indentures provides that each of the Issuers thereunder will not consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets to another person unless (i) the person is a corporation organized under the laws of the United States of America or any state thereof, (ii) the person assumes by supplemental indenture all the obligations of such Issuer relating to such Indenture and the Securities issued thereunder and (iii) immediately after the transaction no Default exists. Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for such Issuer under such Indenture and such Issuer may thereafter liquidate and dissolve. The successor corporation may then exercise every power and right of such Issuer under such Indenture, and such Issuer will be released from all of its liabilities and obligations in respect of such Securities and such Indenture. Each Indenture also provides that in the event an Issuer leases all or substantially all of its assets, the lessee corporation will be the successor to such Issuer and may exercise every power and right of such Issuer under such Indenture, but such Issuer will not be released from its obligations to pay the principal of and premium, if any, and interest, if any, on the Securities issued under such Indenture. (Section 5.01)


  Amendments of the Indentures


     Amendments of each of the Indentures or the Securities of any series issued thereunder may be made by the Issuers and the Trustee thereunder without the consent of the Holders of such Securities (i) to cure any ambiguity, defect or inconsistency or to make such provisions with respect to matters or questions arising under such Indenture as may be necessary or desirable and not inconsistent with such Indenture or with any indenture supplemental thereto or any Board Resolution establishing any series of such Securities, provided that such amendment does not adversely affect the rights of the Holders thereof, (ii) to comply with the merger or sale of assets provision in such Indenture, (iii) to add additional covenants to such Indenture, (iv) to establish the form or terms of Securities of any additional series to be issued thereunder, (v) to provide for the acceptance of appointment of a successor Trustee under such Indenture or (vi) to provide for the exchange of Global Securities for Securities issued in definitive form and to make all appropriate changes for such purpose. (Section 9.01)



     Each of the Indentures provides that amendments of such Indenture affecting the Securities of any series issued under such Indenture or amendments of the Securities of such series issued under such Indenture may be made by the Issuers and the Trustee under such Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of such series; provided that, without the consent of each Holder affected, no such amendment shall be made that will (i) reduce the percentage in principal amount of the Securities issued under such Indenture whose Holders must consent to an amendment, (ii) reduce the rate of or change the time for payment of interest on any Security issued under such Indenture, (iii) reduce the principal of, change the Stated Maturity of, reduce the amount payable on redemption of or alter the requirements with respect to the mandatory redemption, if any, of any Security issued under such Indenture, (iv) make any such Security payable in money other than that stated in such Security, (v) make any change in the provisions of such Indenture with respect to waiver of existing Defaults, rights of Holders to receive payment and to bring suit for the enforcement of such rights, or the requirement of obtaining the written consent of each affected Holder to certain amendments of such Indenture or any Security issued thereunder or (vi) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the Holders. (Section 9.02)


  Events of Default

     Each of the Indentures defines an "Event of Default" with respect to any series of Securities issued under such Indenture to include: (i) failure for 30 days to pay any interest when due on any Security of such series, (ii) failure to pay the principal or premium, if any, of any Security of such series when due, (iii) failure for 30 days after receipt of notice to perform any other agreement of the Issuers with respect to Securities of such series or such Indenture for the benefit of Securities of such series, (iv) a default under any bond, indenture, note or other evidence of indebtedness for money borrowed by an Issuer or a Material Subsidiary or under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any such indebtedness with a principal amount then outstanding in excess of $10,000,000, which default shall result in the acceleration of such indebtedness, (v) certain events of bankruptcy, insolvency or reorganization of an Issuer or a Material Subsidiary and (vi) any other event established as an event of default in accordance with such Indenture with respect to Securities of such series. (Section 6.01)

     The term "Material Subsidiary" is defined under each of the Indentures to mean any consolidated subsidiary of the Company (whether a corporation or a partnership or other entity not organized as a corporation) if such consolidated subsidiary would be deemed as of the date of determination a "significant subsidiary" under the rules of the Securities and Exchange Commission. (Section 1.01)

     Each of the Indentures provides that the Trustee thereunder will, within 90 days after the occurrence of a Default in respect of any series of Securities issued under such Indenture, give to the Holders of the Securities of such series notice of all uncured and unwaived Defaults known to it; provided, however, that, except in the case of a Default in the payment of the principal of or any interest on any of the Securities of such series, such Trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series. (Section 7.05)

     If an Event of Default shall occur and be continuing with respect to any series of Securities, the Trustee under the Indenture governing such Securities may proceed to protect and enforce its rights and those of the Holders of Securities of such series. (Section 6.03) If any Event of Default shall occur and be continuing with respect to any series of Securities, either the Trustee under the Indenture governing such Securities or the Holders of at least 25% in principal amount of the Securities of such series may declare the principal of and accrued interest on all the Securities of such series to be due and payable. The Holders of a majority in principal amount of the Securities of such series may rescind an acceleration and its consequences, but only if all existing Events of Default with respect to the Securities of such series have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration. (Section 6.02) The Holders of a majority in principal amount outstanding of the Securities of such series may direct the Trustee under the Indenture governing such Securities as to the time, method and place of pursuing any remedy available to it or exercising any trust or power conferred on it with respect to the Securities of such series and may waive any existing Default with respect to the Securities of such series, except a Default in the payment of principal of or interest on any Security of such series. (Sections 6.04 and 6.05)

     Each of the Indentures requires the Issuers to furnish to the Trustee under such Indenture annually a statement as to the absence of any Default. (Section 4.03)

  Defeasance of the Indentures and Securities

     Each of the Indentures provides that the Issuers may at any time satisfy their obligations with respect to payments of principal of and premium, if any, and interest, if any, on the Securities of any series issued under such Indenture by irrevocably depositing in trust with the Trustee under such Indenture money or U.S. Government Obligations or a combination thereof sufficient to make such payments when due without reinvestment thereof. If such a deposit is sufficient to make all payments of (i) interest, if any, on the

Securities of such series prior to and on their redemption or maturity, as the case may be, and (ii) principal of and premium, if any, on the Securities of such series when due upon redemption or at Stated Maturity, as the case may be, then all the obligations of the Issuers with respect to the Securities of such series and such Indenture insofar as it relates to the Securities of such series will be satisfied and discharged (except as otherwise provided in such Indenture). In the event of any such defeasance, Holders of the Securities of such series would be able to look only to such trust fund for payment of principal of and premium, if any, and interest, if any, on the Securities of such series until Stated Maturity or redemption. (Sections 8.01, 8.02 and 8.03)

     Each of the Indentures also provides that such a trust may only be established if, among other things, (i) the Issuers have obtained an opinion of legal counsel (which may be based on a ruling from, or published by, the Internal Revenue Service) to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) at that time, with respect to any series of Securities issued under such Indenture and then listed on The New York Stock Exchange, the rules of The New York Stock Exchange do not prohibit such deposit with such Trustee. (Section 8.02)

  Annual Reports by the Trustee

     To the extent required by the Trust Indenture Act, the Trustee under each Indenture shall, within 60 days after May 15 in each year, furnish to each Holder of Securities issued under such Indenture an annual report that complies with Section 313 of the Trust Indenture Act. (Section 7.06) The Indentures do not require that the Issuers or the respective Trustee thereunder furnish any other reports, documents or information to the Holders of Securities.

  Notices and Communications

     Notices or communications to Holders of Securities will be given by first-class mail to the addresses of such Holders as they appear in the Security Register. (Section 10.02 of the Debt Indenture and Section 11.02 of the Subordinated Indenture)

     Holders of Securities may communicate with other Holders of such Securities with respect to their rights under such Securities or the Indenture governing such Securities pursuant to the provisions of
Section 312(b) of the Trust Indenture Act, which require a trustee to provide securityholders access to information regarding the addresses of other securityholders in certain situations. (Section 10.03 of the Debt Indenture and Section 11.03 of the Subordinated Indenture)

  Governing Law

     The Indentures and the Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 10.13 of the Debt Indenture and Section 11.13 of the Subordinated Indenture)

  Information Concerning the Trustee


     The Trustee under each of the Indentures is First Fidelity Bank, National Association. Pursuant to the Trust Indenture Act, if a default occurs under either of the Indentures, First Fidelity Bank, National Association would be required to resign as Trustee under one of the Indentures within 90 days of such default unless such default is cured, duly waived or otherwise eliminated.



PROVISIONS APPLICABLE TO THE SUBORDINATED INDENTURE


     The Subordinated Indenture provides that in the event and during the continuation of any Senior Debt Default (as defined below) in respect of the Senior Debt of any Issuer, no payment shall be made by such Issuer on the Securities issued pursuant to such Subordinated Indenture unless and until such Senior Debt

Default shall have been remedied or waived, nor shall any such payment be made if after giving effect, as if paid, to such payment, any Senior Debt Default of any Issuer would exist. The Subordinated Indenture also provides that upon any distribution of assets of any Issuer in connection with any winding up or liquidation of such Issuer or any reorganization, bankruptcy or other similar proceeding with respect to any Issuer, the holders of all Senior Debt of such Issuer will first be entitled to receive any payment on such Securities issued pursuant to such Subordinated Indenture. (Section 10.02 of the Subordinated Indenture) No part of the Securities issued under the Subordinated Indenture shall have any claim to the assets of any Issuer on parity with or prior to the claim of the holders of Senior Debt of such Issuer.


     The term "Senior Debt Default" is defined in the Subordinated Indenture to mean, when used with respect to an Issuer, any default in the payment of the principal of or sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Debt of such Issuer or any default, or any event that, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Debt of such Issuer is issued or secured.


     The term "Senior Debt" is defined in the Subordinated Indenture to have the meaning given to such term in the Board Resolution or supplemental indenture pursuant to which Securities may be issued in accordance with such Subordinated Indenture. The definition of such term will be set forth in the Prospectus Supplement respecting any such Securities.

                              PLAN OF DISTRIBUTION

     The Issuers may sell the Securities in any one or more of the following ways: (i) through underwriters, or through underwriting syndicates, (ii) through one or more dealers or agents (which may include one or more underwriters) or
(iii) directly to one or more purchasers. The names of any underwriters or agents involved in the sale of the Securities will be set forth in a Prospectus Supplement.

     The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed initial public offering price or at varying prices determined at the time of sale. Underwriters or agents may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts or concessions allowed or reallowed to dealers from the underwriters. Any fixed initial public offering price and any discounts and concessions to dealers may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from the Issuers or any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of Securities, if any, to be purchased by underwriters and the compensation, if any, of underwriters or agents will be set forth in a Prospectus Supplement.

     The Securities, when issued, will constitute a new issue or new issues of securities with no established trading market. Underwriters and agents who participate in the distribution of the Securities may make a market in the Securities, but will not be obligated to do so and may discontinue market making activities at any time without notice.

     Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled, under agreements entered into with the Issuers, to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution for payments which such underwriters, dealers or agents may be required to make in respect thereof.

     Underwriters and agents may engage in transactions with, or perform services for, the Issuers in the ordinary course of business.

                                 LEGAL MATTERS


     Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuers by Baker & Botts, L.L.P. Robert L. Stillwell, a partner of Baker & Botts, L.L.P., is a director of the Company.


                                    EXPERTS


     The consolidated financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.



     The estimates of certain of Mesa's proved reserves of oil and natural gas and discounted present values of estimated future net cash flows therefrom incorporated herein by reference to the Company's report on Form 10-K for the fiscal year ended December 31, 1993, are extracted from the report of DeGolyer and MacNaughton, independent consulting petroleum engineers, attached as an exhibit to such annual report. Such information is incorporated herein by reference in reliance upon the authority of said firm as experts with respect to the matters contained in such reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses (other than underwriting discounts and commissions) of the issuance and distribution of the securities being registered payable by the Company.


        Securities and Exchange Commission registration fee...............  $103,448
        Printing and engraving expenses...................................    65,000
        Accounting fees and expenses......................................    20,000
        Blue Sky fees and expenses........................................    20,000
        Counsel fees......................................................    65,000
        Trustee fees......................................................    25,000
        Miscellaneous.....................................................    16,552
                                                                            --------
                  Total...................................................  $300,000
                                                                            ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests,
(b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with the proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     The Company's Bylaws provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act. The Company has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and (iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company carries customary directors' and officers' liability insurance policies for its directors and officers. Furthermore, the Bylaws and agreements with directors and officers provide for indemnification for amounts (i) in respect of the deductibles for such insurance policies, (ii) that exceed the liability limits of such insurance policies and (iii) that would have been covered by prior insurance policies of the Company or its predecessors. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws or such agreements.

     The above discussion of the Company's Bylaws and of Article 2.01-1 of the Texas Business Corporation Act is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

     MOC's Bylaws provide that MOC may indemnify each person who is involved in any litigation or other proceeding because such person is or was a director or officer of MOC or its subsidiaries or is or was serving as an officer or director of another entity at the request of MOC, against all expenses reasonably incurred in connection therewith. Such indemnification shall be made upon a determination by the Board of Directors, independent legal counsel or the stockholders of the corporation that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct. The Bylaws also provide that MOC shall indemnify a director or officer against such expenses to the extent that he has been successful on the merits or otherwise in defense of any such litigation or other proceeding. The Bylaws also provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon the delivery to MOC of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     MOC's Certificate of Incorporation provides that the personal liability of a director of the corporation shall be limited to the fullest extent permitted by the DGCL. Pursuant to Section 102(b)(7) of the DGCL, Article Sixth of MOC's Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) from any transaction from which the director derived an improper personal benefit.

     The above discussion of MOC's Bylaws and Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such documents.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


          4.1        -- Form of Senior Indenture among MESA Inc., Mesa Operating Co. and
                        First Fidelity Bank, National Association, as trustee.
          4.2        -- Form of Subordinated Indenture among MESA Inc., Mesa Operating Co.
                        and First Fidelity Bank, National Association, as trustee.
          5          -- Opinion of Baker & Botts, L.L.P.
        12           -- Computation of Ratio of Earnings to Fixed Charges.
        23.1         -- Consent of Independent Public Accountants.
        23.2         -- Consent of DeGolyer and MacNaughton.
        23.3         -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 to this
                        Registration Statement).
       +24           -- Powers of Attorney of directors and officers of MESA Inc. and Mesa
                        Operating Co.
        25           -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Fidelity Bank, National Association
                        relating to the Senior Indenture and to the Subordinated Indenture
                        (bound separately).


- - ---------------

+ Previously filed.


ITEM 17. UNDERTAKINGS.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 28th day of October, 1994.


                                            MESA Inc.


                                            By: /s/  WILLIAM D. BALLEW

                                                     William D. Ballew,
                                                         Controller


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                               TITLE                      DATE
- - ---------------------------------------------  ----------------------------    -----------------
                BOONE PICKENS*                 Director and Chief Executive    October 28, 1994
                Boone Pickens                    Officer
                PAUL W. CAIN*                  Director, President and         October 28, 1994
                Paul W. Cain                     Chief Operating Officer
         /s/  STEPHEN K. GARDNER               Vice President and Chief        October 28, 1994
              Stephen K. Gardner                 Financial Officer
         /s/  WILLIAM D. BALLEW                Controller (Chief Accounting    October 28, 1994
              William D. Ballew                  Officer)
                                               Director                        October 28, 1994
                 John L. Cox
             JOHN S. HERRINGTON*               Director                        October 28, 1994
             John S. Herrington
            WALES H. MADDEN, JR.*              Director                        October 28, 1994
            Wales H. Madden, Jr.
              FAYEZ S. SAROFIM*                Director                        October 28, 1994
              Fayez S. Sarofim
             ROBERT L. STILLWELL*              Director                        October 28, 1994
             Robert L. Stillwell
               J.R. WALSH, JR.*                Director                        October 28, 1994
               J.R. Walsh, Jr.
   *By:  /s/  WILLIAM D. BALLEW
              William D. Ballew
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on the 28th day of October, 1994.


                                            MESA OPERATING CO.


                                            By: /s/  WILLIAM D. BALLEW

                                                     William D. Ballew
                                                         Controller

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                                TITLE                    DATE
- - ---------------------------------------------   ----------------------------     ---------------
                BOONE PICKENS*                  Director and Chief Executive     October 28, 1994
                Boone Pickens                     Officer
                PAUL W. CAIN*                   Director, President and          October 28, 1994
                Paul W. Cain                      Chief Operating Officer
         /s/  STEPHEN K. GARDNER                Vice President and Chief         October 28, 1994
              Stephen K. Gardner                  Financial Officer
         /s/  WILLIAM D. BALLEW                 Controller (Chief Accounting     October 28, 1994
              William D. Ballew                   Officer)
   *By:  /s/  WILLIAM D. BALLEW
              William D. Ballew
              Attorney-in-Fact

                                 EXHIBIT INDEX



     Exhibits
          4.1        -- Form of Senior Indenture among MESA Inc., Mesa Operating Co. and
                        First Fidelity Bank, National Association, as trustee.
          4.2        -- Form of Subordinated Indenture among MESA Inc., Mesa Operating Co.
                        and First Fidelity Bank, National Association, as trustee.
          5          -- Opinion of Baker & Botts, L.L.P.
         12          -- Computation of Ratio of Earnings to Fixed Charges.
         23.1        -- Consent of Independent Public Accountants.
         23.2        -- Consent of DeGolyer and MacNaughton.
         23.3        -- Consent of Baker & Botts, L.L.P. (included in Exhibit 5 to this
                        Registration Statement).
        +24          -- Powers of Attorney of directors and officers of MESA Inc. and Mesa
                        Operating Co.
         25.1        -- Form T-1 Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of First Fidelity Bank, National Association
                        relating to the Senior Indenture and to the Subordinated Indenture
                        (bound separately).

- - ---------------
+ Previously filed.